Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-261806 and No. 333-263632) on Form S-8 of our report dated March 30, 2022, with respect to the consolidated financial statements of Babylon Holdings Limited.

/s/ KPMG LLP
London, United Kingdom
March 30, 2022